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EXHIBIT 99.1


NEWS RELEASE


FOR INFORMATION CONTACT:
David P. Tusa, Senior Vice President and Chief Financial Officer
210.302.0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com


SEPTEMBER 5, 2001

                        NEW CENTURY EQUITY HOLDINGS CORP.
      ANNOUNCES RECEIPT OF NASDAQ NOTIFICATION REGARDING POTENTIAL DELISTING

SAN ANTONIO, TX...NEW CENTURY EQUITY HOLDINGS CORP. (NASDAQ: NCEH) announced today receipt of notice from The Nasdaq Stock Market, Inc. that the Company has failed to maintain a minimum bid price of at least $1.00 over the prior 30 consecutive trading days as required by Nasdaq Marketplace Rules. The Company will be provided 90 days, or until December 3, 2001, to regain compliance with the rules. If New Century is unable to demonstrate compliance with the Nasdaq rules by December 3, 2001, its common stock will be subject to delisting from the Nasdaq National Market. The Company is considering all appropriate responses to Nasdaq regarding the possible delisting.

ABOUT NEW CENTURY EQUITY HOLDINGS CORP.
New Century Equity Holdings Corp. (Nasdaq: NCEH) is a holding company focused on high growth, technology-based companies and investments. The Company's holdings include its wholly owned operation, FIData, Inc., and its investments in CoreINTELLECT, Inc., Princeton eCom Corporation and Tanisys Technology, Inc. FIData (WWW.FIDATA.COM) provides instant online loan approval products and services to the financial services industry. New Century Equity Holdings Corp. (WWW.NEWCENTURYEQUITY.COM) is the lead investor in CoreINTELLECT (WWW.COREINTELLECT.COM), a developer and marketer of Internet-based solutions that acquire, filter and disseminate business-critical knowledge and information, Princeton eCom (WWW.PRINCETONECOM.COM), a leading application service provider for electronic and Internet bill presentment and payment solutions and Tanisys Technology (WWW.TANISYS.COM), a developer and marketer of semiconductor testing equipment. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.